UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

    UWHARRIE CAPITAL CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 9, 2013

Dear Shareholder:

Your Board of Directors is pleased to extend this invitation for you to join our corporate family at the Uwharrie Capital Corp Annual Meeting of Shareholders on Tuesday, May 14, 2013, at the Stanly County Agri-Civic Center, Albemarle.

¿ Buffet Dinner & Fellowship	4:30 p.m. – 6:00 p.m.
¿ Business Meeting	6:00 p.m.

Our objective for the Annual Meeting is for us, as a corporate family of associates, directors, and shareholders, to reflect on what has been accomplished by everyone working together and to learn about our company’s future plans.

Enclosed you will find our 2012 Summary Annual Report, Proxy Statement, and Appointment of Proxy (Proxy Card). The Summary Annual Report communicates our mission, 2012 highlights, and condensed financial statements in an informative, easy to read format. Complete financial statements and notes are contained in the full Annual Report, which is a part of the Proxy Statement. This document explains the five items to be voted upon at the meeting: (1) Election of Directors; (2) Amendment of Bylaws; (3) Advisory Vote on Executive Compensation; (4) Ratification of Appointment of Independent Registered Public Accounting Firm; and (5) Adjournment of the Annual Meeting in order to solicit additional proxies, if needed.

Remember, we cannot conduct the legal meeting without a majority of votes, and this would cause unnecessary expense to your company. You may vote by Proxy Card (mail), by telephone or by the Internet (see Voting Instructions on enclosed Appointment of Proxy). If you are voting by Proxy Card, please return it in the enclosed postage-paid envelope addressed to Registrar and Transfer Company in Cranford, NJ, our Stock Transfer Agent, who will be tabulating votes.

Please mail your dinner reservation postcard to Uwharrie Capital Corp.

Thank you for your continued support as a member of our corporate family. You are making a difference! We look forward to seeing you Tuesday, May 14, 2013.

Sincerely,

UWHARRIE CAPITAL CORP

Tamara M. Singletary

Executive Vice President - Investor Relations

and Corporate Secretary

Enclosures

P. O. Box 338, Albemarle, NC 28002-0338        Telephone: (704) 982-4415        Fax: (704) 982-4355

www.UwharrieCapitalCorp.com

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 14, 2013

Time:	4:30 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect three (3) directors to three (3) year terms;

2.	To obtain shareholder approval for a proposed amendment to Article IV, Section 2 of the Company’s Bylaws;

3.	To ratify a non-binding shareholder resolution regarding executive compensation;

4.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2013;

5.	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve Proposal 2; and

6.	To transact such other business as may properly be presented for action at the meeting.

You are invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at http://www.cfpproxy.com/7510

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

April 9, 2013

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 14, 2013, at 6:00 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed on or about April 10, 2013 to shareholders of record as of March 8, 2013.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy that is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the three (3) nominees for director named in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 8, 2013 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 20,000,000 shares are authorized and 7,502,496 shares were outstanding on March 8, 2013. There were approximately 3,408 shareholders of the Company’s common stock on March 8, 2013.

The Company’s Articles of Incorporation also authorize the issuance of up to 10,000,000 shares of preferred stock, no par value, having such rights, privileges and preferences as the Board of Directors shall from time to time designate. As of March 8, 2013, there were 10,000 shares of the Company’s fixed rate cumulative perpetual preferred stock, series A (the “Series A Preferred Stock”) outstanding and 501 shares of the Company’s fixed rate cumulative perpetual preferred stock, series B (the “Series B Preferred Stock”) outstanding. Holders of the Series A and Series B Preferred Stock are not entitled to vote at the Annual Meeting.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of common stock held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the three (3) nominees receiving the greatest number of votes shall be elected.

In the case of Proposals 2, 3, 4 and 5 for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 8, 2013, no shareholder known to management beneficially owned more than 5% of the Company’s common stock, except as disclosed in the following table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Uwharrie Capital Corp	658,529	(1)	8.78%
Employees’ Stock Ownership
Plan and Trust
Albemarle, NC

(1)	R. David Beaver, III, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey, and Christy D. Stoner serve as trustees for the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (the “ESOP”).

The following table lists the individual beneficial ownership of the Company’s common stock as of March 8, 2013, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees, and executive officers of the Company as a group. Current directors and executive officers as a group beneficially owned 5.66% of the Company’s common stock on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)		Percent of Class

W. Stephen Aldridge, III Albemarle, NC	14,829	(3)	0.20

R. David Beaver, III Albemarle, NC	2,406		0.03

Joe S. Brooks Albemarle, NC	24,066	(4)	0.32

Ronald T. Burleson Richfield, NC	18,864	(5)	0.25

Bill C. Burnside Albemarle, NC	12,875	(6)	0.17

Roger L. Dick Albemarle, NC	96,530	(7)	1.29

Brendan P. Duffey Harrisburg, NC	90,678		1.20

Charles F. Geschickter, III Stanfield, NC	1,365		0.02

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class

Thomas M. Hearne, Jr. Albemarle, NC	19,123		0.25

Charles D. Horne Wadesboro, NC	1,363		0.02

Patricia K. Horton Concord, NC	9,361	(8)	0.12

W. Kenneth Huntley Wadesboro, NC	3,835		0.05

Joseph R. Kluttz, Jr. Albemarle, NC	7,390		0.10

W. D. “Bill” Lawhon, Jr. Albemarle, NC	8,345	(9)	0.11

Lee Roy Lookabill, Jr. Wadesboro, NC	8,173	(10)	0.11

W. Chester Lowder Norwood, NC	3,541	(11)	0.05

Dana A. Maness Oakboro, NC	10,212		0.14

Barry S. Moose Mount Pleasant, NC	1,353		0.02

Cynthia L. Mynatt Concord, NC	3,015		0.04

Timothy J. Propst Concord, NC	11,639	(12)	0.16

Susan J. Rourke Harrisburg, NC	3,092		0.04

Donald P. Scarborough Polkton, NC	9,262	(13)	0.12

Christy D. Stoner Albemarle, NC	49,860	(14)	0.66

S. Todd Swaringen Norwood, NC	1,500		0.02

Jeffrey M. Talley Stanfield, NC	9,621	(15)	0.13

Edward B. Tyson Kannapolis, NC	6,869	(16)	0.09

All current directors, nominees and executive officers as a group (26) persons)	429,167	(17)	5.66

(1)

Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,502,496 shares outstanding on March 8, 2013 plus the number of shares capable of being issued to that individual within 60 days of March 8, 2013 upon the exercise of stock options held by that individual.
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Beaver – 25 shares; Mr. Brooks – 9,467 shares; Dr. Burnside – 11,860 shares; Mr. Duffey – 1,091 shares; Mr. Geschickter – 1,365 shares; Ms. Horton – 108 shares; Mr. Huntley – 3,835 shares; Mr. Lawhon – 562 shares; Mr. Lookabill – 3,914 shares; Mr. Lowder – 2,284 shares; Ms. Rourke – 2,009 shares; and Mr. Talley – 528 shares.
(3)	Includes 1,059 shares held by Dr. Aldridge as custodian for minor child and 12,429 shares held by Dr. Aldridge’s parents, for whom Dr. Aldridge holds Power of Attorney.
(4)	Includes 327 shares held by Mr. Brooks’ adult child.
(5)	Includes 935 shares held by Mr. Burleson’s spouse.
(6)	Includes 482 shares held by Dr. Burnside’s spouse.
(7)	Includes 41,836 shares held by the Uwharrie Capital Corp Supplemental Executive Retirement Plan for the benefit of Roger L. Dick, with respect to which John R. Morgan serves as trustee.
(8)	Includes 1,994 shares held by Ms. Horton’s spouse and 168 shares held by Ms. Horton’s spouse as custodian for grandchildren.
(9)	Includes 121 shares held by Mr. Lawhon as custodian for grandchild.
(10)	Includes 1,521 shares held by Mr. Lookabill as custodian for grandchildren.
(11)	Includes 666 shares held by Mr. Lowder’s adult child.
(12)	Includes 530 shares held by Mr. Propst as custodian for children and 2,168 shares held by Mr. Propst’s spouse.
(13)	Includes 6,892 shares held by Mr. Scarborough’s mother, for whom Mr. Scarborough holds Power of Attorney.
(14)	Includes 4,019 shares held by Ms. Stoner as custodian for a minor child.
(15)	Includes 887 shares held by Mr. Talley’s spouse.
(16)	Includes 5,293 shares held by Dr. Tyson’s spouse.
(17)	Includes an aggregate of 80,133 shares that directors or executive officers included in the group could purchase under stock options exercisable within 60 days of March 8, 2013, but does not include 658,529 shares held by the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust for which R. David Beaver, III, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey and Christy D. Stoner serve as trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company were timely filed during the fiscal year ended December 31, 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws currently provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to staggered terms of three (3) years. In prior years, the terms of at least six (6) directors have expired at the annual meeting and an equal number of persons have been elected as directors either for new three (3) year terms or for a Special Term if that director was elected to fill a vacancy. In light of the proposed amendment to Article IV, Section 2 of the Company’s Bylaws, which would provide that the Board of Directors may consist of not fewer than twelve (12) nor more than twenty-one (21) members, the Board of Directors has nominated the three (3) persons named in the following table for election by shareholders at the Annual Meeting as directors of the Company for three (3) year terms or until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years

Charles D. Horne (61)	Director	2007/2016	President, Hornwood, Inc., Lilesville, NC (textile manufacturing)

Cynthia L. Mynatt (57)	Director	2003/2016	President, Ben Mynatt Buick – GMC, Concord, NC

S. Todd Swaringen (36)	Director	2010/2016	Partner, Beane Swaringen & Company, PLLC, Albemarle, NC (certified public accountants)

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in tenure.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes twelve (12) directors whose terms will continue after the Annual Meeting. The following table contains information about those twelve (12) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years

W. Stephen Aldridge, III (39)	Director	2006/2015	President/Funeral Director, Stanly Funeral Home, Inc., Albemarle, NC

Joe S. Brooks (63)	Director	1997/2014	Owner and Manager, Brothers Precision Tool Co., Albemarle, NC (tool and die machine shop)

Ronald T. Burleson (63)	Director	1997/2014	Partner, Thurman Burleson & Sons Farm, Richfield, NC (cotton and grain farming operation; partner in cotton gin)

Bill C. Burnside (63)	Director	1998/2015	Dentist/Sole Proprietor, Bill C. Burnside, DDS, Albemarle, NC

Charles F. (“Tad”) Geschickter, III (50)	Director	2005/2014	President and Chief Executive Officer, JTG Racing, Inc.; ST Motorsports, Inc., Harrisburg, NC

W. Kenneth Huntley (64)	Director	2000/2015	President, Huntley Oil & Gas Co., Inc., Wadesboro, NC

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years
Joseph R. Kluttz, Jr. (74)	Director	2005/2015	Retired; previously, Secretary and Treasurer, Albemarle Insurance Agency, Inc., Albemarle, NC

Lee Roy Lookabill, Jr. (64)	Director	2003/2015	President, Anson Real Estate and Insurance Company, Inc., Wadesboro, NC

W. Chester Lowder (64)	Director	1995/2014	Director of Livestock Program, Public Policy Division, NC Farm Bureau Federation, Incorporated, Raleigh, NC

Barry S. Moose (50)	Director	2008/2014	Operations and Maintenance Director SEPI Engineering & Construction Co., Charlotte, NC; previously, Division Engineer, North Carolina Department of Transportation, Albemarle, NC

Susan J. Rourke (67)	Director	2003/2014	President, U.S. Land Management Co., Harrisburg, NC

Edward B. Tyson (72)	Director	2003/2015	Retired; previously, Superintendent of Kannapolis City Schools, Kannapolis, NC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in tenure.

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors listed above should serve as a director of the Company is presented below.

W. Stephen Aldridge, III, Ph.D.

Dr. Aldridge has been employed with Stanly Funeral Home, Inc., Albemarle, NC since 2000 and has served as its President since 2003. He is the lead funeral director and funeral home manager. The company employs six full-time and over twenty part-time employees.

Dr. Aldridge earned a Bachelor of Science degree with Honors in Chemistry from Davidson College in 1996 and a Doctor of Philosophy degree in Chemistry in 2001 from the University of North Carolina at Chapel Hill.

Dr. Aldridge holds numerous leadership positions in the community including service as a past Board member of the Stanly County Economic Development Commission, past Board member of the Stanly County Environmental Affairs Board, Board member of the John P. Murray Community Care Clinic, and former member of the Albemarle Rotary Club. He has also served on the Board of the Albemarle Rotary Club and as Chairman of the Stanly County Chamber of Commerce in 2007 and was appointed by NC Governor Beverly Perdue to a three-year appointment on the NC Board of Funeral Service in January of 2012.

He has attended multiple sessions of the North Carolina Bank Directors’ College and North Carolina Advanced Bank Directors’ College.

Dr. Aldridge has served as a member of the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Bank of Stanly since 2006. He serves on the Examining Committee and Enterprise Risk Management Committee.

Joe S. Brooks

Mr. Brooks is the owner and manager of Brothers Precision Tool Co., a tool and die machine shop, in Albemarle, NC. He started the business in 1974 with other family members. The company currently employs five and specializes in high precision machine parts for a variety of industries. For over 13 years, he was also an instructor of Machine Technology at Stanly Community College, Albemarle, NC. Additionally, through Stanly Community College, he has performed machine technology in-facility training at various companies.

Mr. Brooks served on the Stanly Regional Medical Center Foundation Board and served as Chairman from 2008 to 2010. He actively serves in his church on its council and executive committee and has served as church treasurer since 1998.

For over 20 years, Mr. Brooks was involved with Cub Scouts and Boy Scouts of Troop 82, serving as Assistant Scoutmaster for over 15 years. He has served as the scout committee chairman since 1990.

He has extensive experience in overall small business management, machine technology and processes.

Mr. Brooks has served on the Uwharrie Capital Corp Board since 2005, having also served a previous six-year term beginning in 1997. He is also past Board Vice Chairman and past Chairman of the Examining Committee, Human Resources Committee, and Properties Committee. He currently serves as the Chairman of the Uwharrie Capital Corp Board and Executive Committee and ex-officio member of all committees.

Ronald T. Burleson

Mr. Burleson is an employee and partner of the family business, Thurman Burleson & Sons Farm, a cotton and grain farming operation in Richfield, NC. The farming operation currently farms over 3,500 acres of land in four counties. Since an early age, Mr. Burleson has been involved with every responsibility of the farming operation. He has also been involved with other family members in starting and operating Rolling Hills Gin, LLC, in Richfield, NC, a cotton gin operation begun in 1996.

Mr. Burleson earned an undergraduate degree in Agronomy from North Carolina State University. Mr. Burleson is involved in leadership roles on the local and state levels. He is a delegate to the National Cotton Council and the Corn Congress of the National Corn Growers Association, past board member of the North Carolina Soybean Production Association, Stanly County and NC State Farm Bureau board member, Corn Producers of North Carolina board member, Beltwide Cotton Cooperative board member and past Chairman, and board member of the Southern Southeast Cotton Producers Association.

Mr. Burleson is past president of the North Carolina Cotton Production Association and the Corn Growers Association of North Carolina. He is past President of the Richfield Civitan Club and past Chairman of his church administrative board.

He has extensive experience in overall farm operation management and is heavily involved with regulatory and environmental aspects of the business on the local, state and national levels.

Mr. Burleson has been a member of the Uwharrie Capital Corp Board since 2008, having also served a previous six-year term beginning in 1997. He serves on the Examining Committee and Nominating Committee.

Bill C. Burnside, D.D.S.

Dr. Burnside has owned and operated a private dental practice in Albemarle, NC since 1978. He earned an undergraduate degree in Chemistry from the State University of New York in Binghamton, NY, and a Master of Arts in Teaching degree from the University of North Carolina at Chapel Hill. Dr. Burnside worked as a Research Assistant in the Department of Pathology of the Medical School at the University of North Carolina for one year. He earned a Doctor of Dental Surgery (DDS) degree from the University of North Carolina at Chapel Hill.

Dr. Burnside was recruited to join the North Carolina Air National Guard in 1992, and served as a dentist at the Air Guard base in Charlotte, NC. He retired in May 2012 at the rank of Lieutenant Colonel, after serving as the Chief of Dental Services for most of the 20 years.

Dr. Burnside has been active in the community serving as a member of the Albemarle Rotary Club for over 30 years, having served as treasurer, board member and president. He was an assistant scoutmaster for Troop 82 of the Boy Scouts for nine years, and is a member and deacon of the First Baptist Church, Albemarle.

He has extensive experience in running a small business for three decades: meeting a monthly payroll for six employees, dealing with rising costs, regulations and taxes and meeting the demands of the public.

Dr. Burnside has served on the Uwharrie Capital Corp Board since 2009, having served a previous six-year term beginning in 1998. He serves on the Executive Committee and is Chairman of Examining Committee.

Charles F. (“Tad”) Geschickter, III

Mr. Geschickter is the founder, co-owner, President and Chief Executive Officer of JTG Racing, Inc. and ST Motorsports Marketing, Inc. in Harrisburg, NC. Both companies are mainstays in Stanly and Cabarrus County and have operated in the NASCAR motorsports arena for 18 years. The company employs 75 employees. Prior to founding JTG Racing and ST Motorsports, Mr. Geschickter spent 10 years at Procter & Gamble where he rose through corporate positions from

Sales Representative to Senior Regional Sales Manager. At the end of his career with Procter & Gamble, Mr. Geschickter was responsible for managing businesses totaling $300 million in annual revenue.

Mr. Geschickter earned a Bachelor of Arts degree from The College of William and Mary where he was also the captain of the baseball team and president of the College’s Catholic Students Association. In addition to his business, Mr. Geschickter is actively involved in the local community and volunteers much of his personal time with the Animal Adoption League charity.

He has extensive experience in sales, marketing, brand management, personnel management and strategic planning.

Mr. Geschickter has served on the Uwharrie Capital Corp Board since 2005. He serves on the Enterprise Risk Management Committee.

Charles D. Horne

Mr. Horne has been President and owner of Hornwood, Inc., a textile manufacturing company in Lilesville, NC, since 1983. He began employment with the family business in 1973 and was named Sales Manager in 1978. The company employs 350.

Mr. Horne earned a Bachelor of Science degree in Textile Technology from North Carolina State University.

Mr. Horne is the current Chairman of the Anson County Economic Development Corporation. He was President of the Anson County Chamber of Commerce from 1989 – 1990 and was recognized as Anson County Industrialist of the Year in 1994. He has served as President of the Wadesboro Rotary Club, where he also served as Lt. Governor for the Rotary District from 1997 – 1999. Additionally, Mr. Horne held a position on the Anson County Board of Education from 1995 – 2006 and was a member of the All State School Board in 2000. He received the 2003 North Carolina State University College of Textiles Distinguished Alumni Award and the 2009 NCSU College of Textiles Textile Leader of the Year. Mr. Horne is also the current President of the North Carolina Textile Foundation, where he has served since 2009. He is also past President of the Twin Valley Country Club and a former Trustee of Pfeiffer University in Misenheimer, NC.

He has extensive experience in management, personnel and manufacturing systems.

Mr. Horne has served on the Uwharrie Capital Corp Board since 2007. He serves on the Executive Committee and Enterprise Risk Management Committee. He also serves on the subsidiary bank board of Anson Bank & Trust Co., since 2008, and currently serves as the Board Chairman.

W. Kenneth Huntley

Mr. Huntley is President of Huntley Oil & Gas Co., Inc. in Wadesboro, NC, which is a distributor of petroleum products. The company employs nine employees. He graduated with honors in 1971 from North Carolina State University with a degree in Textile Engineering. After graduating from NCSU, he joined Hornwood, Inc., a textile manufacturing company in Lilesville, NC for five years in research and development. In 1975, he joined the family business as Manager, Secretary and Treasurer. He became President of Huntley Oil & Gas Co. in 1986 and sole owner in 1992. Mr. Huntley is a lifelong resident of Anson County with family ties in the county for nine generations.

Mr. Huntley is Chairman of the Anson County Airport Authority and was largely responsible for the $8 million expansion of the airport. In 1986, he was awarded the Channel 9-Nine Who Care Award for his work on the airport project. Additionally, he was on the Anson County Economic Development Commission in 1985. Mr. Huntley is a past member of the Board of Trustees at First United Methodist Church in Wadesboro and has served prior terms there on the church Finance Committee as well as Treasurer.

He has extensive experience in management, budgeting, and regulatory compliance.

Mr. Huntley has served on the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Anson Bank & Trust Co. from 2000 to 2010. He previously served as the Chairman of the Board of Anson Bank & Trust Co. for four years. He serves on the Nominating Committee and Human Resources & Compensation Committee.

Joseph R. Kluttz, Jr.

Mr. Kluttz is retired owner, secretary and treasurer of Albemarle Insurance Agency, Inc., Albemarle, NC. He served as President of the company from 1980 to 2010. The agency was formed to serve the insurance needs of Stanly County in 1905 and was incorporated as Albemarle Insurance Agency, Inc. in 1931. The agency has five employees.

Mr. Kluttz is a graduate of Pfeiffer University in Misenheimer, NC.

Mr. Kluttz currently serves as Chairman of the Public Officers and Other Employees Liability Insurance Commission for the State of North Carolina, and is past President and director of the Independent Insurance Agents of North Carolina, and past director of the Independent Insurance Agents of America. He is also the current Chairman of For Stanly, a funding mechanism for bringing and relocating businesses to Stanly County.

He has extensive experience in all areas of small business management.

Mr. Kluttz has served on the Uwharrie Capital Corp Board since 2005. He serves on the Examining Committee.

Lee Roy Lookabill, Jr.

Mr. Lookabill is President of Anson Real Estate and Insurance Co., Inc. in Wadesboro, NC, which employs four employees. He purchased the company in 1994 after having worked in banking for 23 years. He began his banking career with First National Bank of Anson County which later merged with Southern National Bank, where he served as a Vice President in the Trust Department for 10 years, managing trust operations for all of South Carolina and portions of North Carolina.

Mr. Lookabill is a graduate of Appalachian State University with a Bachelor of Science in Business Administration and has also completed numerous graduate courses in Trust through Northwestern University in Evanston, Illinois.

Mr. Lookabill previously served as a member of the Budget and Finance Committee of First Baptist Church in Wadesboro, NC. He served 9 years on the Anson County School Board and has served in numerous leadership roles with community organizations. He has also been involved with pig, cattle, and hay farming since 1984.

He has extensive experience in banking, insurance, trust services, and overall small business management.

Mr. Lookabill has served on the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Anson Bank & Trust Co. from 2003 until 2012. He serves on the Human Resources & Compensation Committee and Nominating Committee.

W. Chester Lowder

Mr. Lowder is the Livestock Director – Public Policy Division for the North Carolina Farm Bureau Federation, Inc., Raleigh, NC. He represents NC Farm Bureau on livestock issues at the state and national level. In addition, he assists in covering many environmental issues and is the primary liaison on soil and water conservation matters. He joined the North Carolina Farm Bureau Federation staff in 1995. Prior to joining NCFB, Mr. Lowder ran a successful dairy operation in Stanly County for more than 25 years.

Mr. Lowder is a graduate of North Carolina State University where he earned a Bachelor of Science degree in Animal Science-Business.

Mr. Lowder has held numerous volunteer leadership positions within North Carolina Farm Bureau including state board, executive committee and vice president. Mr. Lowder has also served in other leadership roles with the Stanly County Farm Bureau, Stanly County Board of Commissioners, Stanly Community College (Albemarle, NC), and various civic and industry groups.

Mr. Lowder currently serves on various committees for the North Carolina Department of Agriculture and Consumer Services, the North Carolina State University College of Agriculture and Life Sciences, and the NC Department of Environmental and Natural Resources. Mr. Lowder is currently a member of committees working with the United States Department of Agriculture, Natural Resource Conservation Service, NC Dairy and Growth Industry Promotion Committee, the Southeast United Dairy Industry Association, and NC Dairy Stabilization, Inc. Board and Steering Committee. He currently serves as associate supervisor on the Stanly Soil and Water Conservation District. He has served on the Executive Committee for the NC Association of Soil and Water Districts and is on the Board of Directors for both the NC Dairy Producers Association as well as the State Animal Response Team where he serves as Chairman and Executive Director. Mr. Lowder is an active member of First United Methodist Church in Norwood, NC, where he serves on several church committees and councils.

He has extensive experience in the agriculture industry locally and at the state and national levels. Additionally, he is actively engaged in local and civic activities to benefit and grow the local community.

Mr. Lowder has served as a member of the Uwharrie Capital Corp Board since 2005, having also served a previous six year term beginning in 1995. He serves as Vice Chairman of the Board of Directors and Executive Committee. He serves as Chairman of the Human Resources & Compensation Committee and is a member of the Nominating Committee.

Barry S. Moose

Mr. Moose is the Director of Operations and Maintenance for SEPI Engineering & Construction, Charlotte, NC. He has worked with SEPI since September 2012. Prior to September, he worked with the North Carolina Department of Transportation as a Division Engineer. Mr. Moose currently manages the operations of SEPI Engineering and oversees $250 million in construction contracts.

He has a Bachelor of Science degree in Engineering and a Master of Business Administration from The University of North Carolina at Charlotte.

He is an active member of the American Society of Civil Engineers. He serves as Guest Lecturer at The University of North Carolina at Charlotte. He has received several national awards, including, most recently, the Transportation Research Board’s award for Outstanding HOV Project Management.

He volunteers for the Juvenile Diabetes Association and is a past Boy Scout leader. He serves in his church as a deacon, administrative team leader and teacher.

He has extensive experience in Transportation Finance and Policy, previously serving on the Executive Committee for Strategic Planning for the Department of Transportation.

Mr. Moose has served on the Uwharrie Capital Corp Board since 2008. He serves on the Enterprise Risk Management Committee.

Cynthia L. Mynatt

Cyndie Mynatt has served as the President of Ben Mynatt Buick-GMC in Concord, NC, since its inception in 1991; Ben Mynatt Nissan in Salisbury, NC since its beginning in 2002; and Ben Mynatt Pre-Owned in Kannapolis since its founding in 2003. In 2008, Ms. Mynatt became the owner, president and manager of Ben Mynatt Chevrolet-Cadillac in Concord, NC, which was founded by her father in 1976. The three automobile franchises and one independent dealership currently employ over 140 employees.

Ms. Mynatt earned a Bachelor of Arts degree from Duke University. She is also a graduate of the NADA Dealer Candidate Academy, General Motors Dealership Management Academy, the American Leadership Forum (Charlotte Region, Senior Fellow) and the N.C. Commissioner of Banks Bank Directors’ College.

Ms. Mynatt is involved in many civic activities. Currently, she serves on the Rowan-Cabarrus Community College Board of Trustees, serving as the Vice Chair, and on its Foundation Board. She also serves on the Ben Mynatt Children’s Foundation Board of Directors and has been a member of the Cabarrus Rotary Club since 1992, having served as Treasurer and honored as a Distinguished Rotarian and Paul Harris Fellow. Professionally, she serves on the Board of Directors of the North Carolina Automobile Dealers Association, the NCADA Charitable Foundation, serving as Chair, the Greater Charlotte Automobile Dealers Association Board of Directors, and the Charlotte Buick-GMC Local Marketing Groups Board of Directors, serving as Secretary-Treasurer. She has received numerous business awards for her professional achievements.

In years past, she has been active and held leadership positions with the Cabarrus County Economic Development Corporation, the Cabarrus Regional Chamber of Commerce, the Cannon Memorial YMCA of Kannapolis, the University of North Carolina at Charlotte Board of Visitors and Foundation, the United Negro College Fund of Barber-Scotia College of Concord, the United Way of Central Carolinas, Providence Day School Board of Trustees, the Cabarrus County Community Foundation, the Cabarrus College of Health Sciences Board of Trustees and various business activities with General Motors.

Ms. Mynatt has extensive experience in the areas of business management, board involvement and governance, and civic involvement.

Ms. Mynatt served as a director on the Cabarrus Bank & Trust Company Board of Directors from 2003 until 2011. She has been a member of the Uwharrie Capital Corp Board since November of 2010. She serves on the Human Resources & Compensation Committee and the Enterprise Risk Management Committee.

Susan J. Rourke

Mrs. Rourke has been owner and President of U.S. Land Management since 1999. The company is involved in all aspects of property management and construction from the beginning of the planning phase to completion of projects. The company has over 265,000 square feet of class-A office space, commercial and industrial space under management at the present time. Before opening her own business, Mrs. Rourke was employed in the accounting department of a large wholesaler of clothing and taught school.

Mrs. Rourke is a licensed general contractor in the State of North Carolina, holds her real estate broker’s license for both North and South Carolina, and obtained a Bachelor’s degree from the University of South Florida in Tampa, Florida.

In addition, Mrs. Rourke holds professional memberships in National Real Estate Association, North Carolina Real Estate Association, Carolina Regional Realtors Association, Charlotte Commercial Property Exchange and Charlotte Multiple Listing Service. She has been a Rotarian since 1999 where she served in various positions, including President, President-Elect,

Secretary and member of the Board of Directors. She has also received the Distinguished Rotarian Award and is a Paul Harris Fellow. Mrs. Rourke has also been a member of the CMC Northeast Medical Foundation Board since 2007. She has served on the Board of the Ben Mynatt Children’s Foundation since 2010.

She has extensive experience in management, finance/accounting relating to small business ownership and real estate brokerage relating to leasing of commercial properties.

Mrs. Rourke has served on the Uwharrie Capital Corp Board since 2004 and the subsidiary bank board of Cabarrus Bank & Trust Company from 2003 until 2010. She serves on the Human Resources & Compensation Committee.

S. Todd Swaringen

Mr. Swaringen is a certified public accountant and partner with Beane Swaringen & Company, PLLC. He joined Cynthia H. Beane, CPA, in 1998 as a staff accountant and became a partner in the firm in January of 2006. The firm currently operates offices in Albemarle and Locust, NC, serving tax and accounting needs for small businesses, individuals, not-for-profit entities, estates and trusts. During peak times, the staff includes twelve, five of whom are certified public accountants.

Mr. Swaringen earned a Bachelor of Science degree in accounting from the University of North Carolina at Wilmington. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

Mr. Swaringen is past Chairman of the Stanly County Chamber of Commerce, past Chairman of the Stanly Regional Medical Center Foundation Board, and member of the Albemarle Rotary Club. He is past Chairman of the United Way of Stanly County Board of Directors. Mr. Swaringen is also an active member of his church.

He has extensive experience in personal and business income taxation. He enjoys working with his clients both to navigate existing tax law and to update them on new legislation that could impact their future returns.

Mr. Swaringen has served on the Uwharrie Capital Corp Board since 2010. He serves on the Examining Committee, designated as the financial expert, and the Nominating Committee.

Edward B. Tyson, Ed.D.

Dr. Tyson is the retired superintendent for the Kannapolis City Schools in Kannapolis, NC. Since his retirement in 2001, he has been an adjunct professor in the Department of Educational Leadership Graduate Program at the University of North Carolina at Charlotte and a consultant with the firm Leadership Group for the Carolinas.

Dr. Tyson earned a Bachelor’s degree from Pfeiffer University (Misenheimer, NC), a Master’s degree from the University of Georgia, and a Doctorate degree from Duke University (Durham, NC) in Educational Administration. Throughout his career, he has been a teacher, principal, associate superintendent and superintendent. He has been named Educator of the Year by six separate organizations, including Superintendent of the Year by fellow superintendents of the Charlotte, NC, area. He was also honored by the UNC-Charlotte Department of Educational Leadership and alumni group as Professional Educator of the Year. He has served as chairman of the South Piedmont Educational Consortium, the Regional Superintendent’s Council, and the Southern Association of Colleges and School’s Elementary and Middle School Commission.

Dr. Tyson’s community involvement includes leadership in many organizations such as the Kannapolis Rotary Club where he served as President. He is a Paul Harris Fellow and received the Distinguished Rotarian Award. He has also served on the CMC-NorthEast Medical Center Foundation Board, Kannapolis Education Foundation Board, Coltrane Life Center Board, Kannapolis History Associates and various leadership roles in his church. He has twice served as campaign chairman of the Cabarrus County United Way.

Dr. Tyson has extensive experience and expertise in leadership development, communications, public relations, strategic planning, team building, and community involvement.

He has served on the Uwharrie Capital Corp Board since 2009 and the subsidiary bank board of Cabarrus Bank & Trust Company from 2003 until 2012. He serves on the Executive Committee, Human Resources & Compensation Committee and is Chairman of the Nominating Committee.

Director Independence

Each member of the Company’s Board of Directors and each nominee for election to the Board is “independent” as defined by NASDAQ listing standards and by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held eight (8) regular meetings and two (2) strategic planning meetings during 2012. Additionally, the Executive Committee held four (4) meetings during 2012. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Ronald T. Burleson, Charles F. Geschickter, III, Cynthia L. Mynatt and Susan J. Rourke, each of whom attended fewer than 75% of such meetings due to prior commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Seventeen (17) of the Company’s eighteen (18) directors attended the 2012 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources & Compensation Committee, a Nominating Committee and an Examining (Audit) Committee.

Human Resources & Compensation Committee. The current members of the Human Resources & Compensation Committee are W. Chester Lowder – Chairman, W. Kenneth Huntley, Lee Roy Lookabill, Jr., Cynthia L. Mynatt, Timothy J. Propst, Susan J. Rourke, and Edward B. Tyson. All members of the Human Resources & Compensation Committee are independent directors. The Human Resources & Compensation Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources & Compensation Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual member of the Board of Directors is ultimately responsible for final decisions pertaining to compensation; however, this Committee makes recommendations to the various Boards based upon overall Company policy. The Human Resources & Compensation Committee met two (2) times during 2012.

The Human Resources & Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Directors ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data.

Under regulations applicable to the Company as a result of its participation in the U.S. Department of the Treasury’s Capital Purchase Program, the Human Resources & Compensation Committee is required to meet on a semi-annual basis to review and approve the Uwharrie Capital Corp Compensation Policy and Guidelines and provide a certification of the review and approval. The Human Resources & Compensation Committee has adopted a formal charter, which is included as Exhibit A to this proxy statement.

Nominating Committee. The current members of the Nominating Committee are Edward B. Tyson - Chairman, Ronald T. Burleson, W. Kenneth Huntley, Lee Roy Lookabill, W. Chester Lowder, Timothy J. Propst, Donald P. Scarborough and S. Todd Swaringen. The members of the Nominating Committee recommended the three (3) nominees for election to the Board of Directors at the Annual Meeting. The Nominating Committee met one (1) time during 2012.

The Company does not have a formal diversity policy in effect relative to the Director Nomination Process; however, the Nominating Committee considers diversity of race, gender, national origin, professional experience, skill, education, differences of viewpoint, leadership and involvement in the community, and other individual qualities and attributes that contribute to board heterogeneity. Since the Company’s inception, its rotating Board of Directors has been comprised of various expertise who represent the various constituents and needs for financial services of the communities we serve. The Nominating Committee actively seeks individuals who the Committee determines meet such criteria and standards for recommendation to the Board as nominees.

Recommendations of nominee candidates by shareholders for the 2014 annual meeting should be submitted in writing to the Chief Executive Officer of the Company by November 30, 2013, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock

Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company. The Nominating Committee has adopted a formal charter, which is included as Exhibit B to this proxy statement.

Examining Committee. The current members of the Examining Committee are Bill C. Burnside – Chairman, W. Stephen Aldridge, III, (who also serves as Bank of Stanly’s representative), Ronald T. Burleson, Thomas M. Hearne, Jr., Joseph R. Kluttz, Jr., and S. Todd Swaringen. Additionally, Emmett S. Patterson and James M. Monroe, Jr., who are directors of Anson Bank & Trust Co. and Cabarrus Bank & Trust Company, respectively, also serve as members of the Committee. The members of the Examining Committee are “financially literate” under applicable standards and, with the exception of Mr. Swaringen, each member of the Examining Committee is “independent” under applicable standards. The Board of Directors has determined that S. Todd Swaringen meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the reporting company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The Examining Committee met eight (8) times in 2012. The Report of the Examining Committee is included on page 29 of this proxy statement. The Examining Committee has adopted a formal charter, which is included as Exhibit C to this proxy statement.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board of Directors is comprised of three classes of directors serving staggered three-year terms and includes several standing committees, the responsibilities and membership of which are described above. The Chairman of the Board is a rotating office and overall terms of directors are subject to term limits. The Company’s Chief Executive Officer is not a member of the Board of Directors. The Company has determined that this leadership structure is appropriate given the Company’s organizational structure, core values and the business activities of its subsidiaries.

Under North Carolina law, the Board of Directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the Examining Committee and the Human Resources & Compensation Committee, as described above, as well as through other committees, including the Banks’ Loan Committees, the Special Assets Division, the Senior Risk Management Committee, and the Enterprise Risk Management Committee.

During 2010, the Company established the Enterprise Risk Management Committee of the Board of Directors and the Senior Risk Management Committee (internal management). The Enterprise Risk Management Committee is a formal risk management structure designed to anticipate and deal with uncertainties that have the capacity to positively, or negatively, influence the creation of value for the Company on an enterprise level. In establishing this committee, the Board of Directors wished to augment, rather than replace, the Company’s existing risk management practices. The Enterprise Risk Management Committee is comprised of seven directors who are appointed by the Chairman of the Board, one of whom is designated as Chair of the committee, plus the following designated members of executive management of the holding company: the Company’s Chief Executive Officer, Chief Risk Officer, Chief Operating Officer, Chief Financial Officer, and Chief Marketing Officer. The Company has also established the Senior Risk Management Committee. This committee is a management level committee intended to augment the Company’s existing risk management practices and support the Board of Directors’ Enterprise Risk Management Committee in its role. The Senior Risk Management Committee’s role is to develop tools and methodologies across all business units and subsidiaries to identify, assess, and evaluate risk stemming from strategy, operations, credit, market and interest rates, and reputation.

Each of the Company’s subsidiary banks has a Loan Committee comprised of executive management and Bank directors that meets monthly. Loan Committees are charged with making decisions on loan requests that exceed loan officer lending authority levels. The process includes participation in active discussion regarding the loans under consideration, including loan structure and risk tolerance. Loans that exceed the Loan Committee’s authority, along with insider loans, are recommended for approval to the respective Bank Board of Directors for further action. Each Loan Committee is also responsible for reviewing certain reports presented by Credit Administration to include asset quality reports to manage loan delinquency, non-performing assets, charge-offs and classified loans. In addition, each Loan Committee reviews exceptions for policy, documentation and loan-to-value along with loan concentration reports and allowance of loan losses and lease methodology and quarterly calculations. Reports of activity for the subsidiary banks’ Loan Committees are made to the subsidiary banks’ Boards of Directors monthly.

The Special Assets Division (“SAD”) is an internal management committee comprised of executive management and members from Credit Administration that meets weekly. These meetings are sometimes attended by the Bank lending staff members. The SAD committee reviews loan requests for relationships that exceed $500,000 in exposure to review for structure and repayment terms, underwriting, collateral, and risk grading. While SAD does not have formal loan authority, it will make recommendations regarding these loan relationships which are presented to the respective Bank Loan Committee. SAD reviews the annual loan reviews prepared by Credit Administration for loan relationships with exposure of $1 million and greater. SAD also reviews loans and relationships that are potential problems, loans that are in or proceeding into foreclosure/collection status and other special circumstances as presented by loan officers of the banks.

Given the important role of information technology in the Company’s operations and customer service, the Senior Risk Management Committee members include associates from the Technology department. Significant strategic information technology initiatives or changes, including security risks, are brought to this committee. Minutes of this committee are reported to the Uwharrie Capital Corp Board.

Information security is the process by which an organization protects and secures its systems, media, and facilities that process and maintain information vital to its operations.

Protection of information assets is necessary to establish and maintain trust between a financial institution and its customers, maintain compliance with the law, and protect the reputation of the institution. Timely and reliable information is necessary to process transactions and support financial institution and customer decisions.

The security of the Company’s systems and information is essential to its safety and soundness and to the privacy of customer financial information. These security programs must have strong board and senior management level support, integration of security activities and controls throughout the organization’s business processes, and clear accountability for carrying out security responsibilities.

A financial institution establishes and maintains truly effective information security when it continuously integrates processes, people, and technology to mitigate risk in accordance with risk assessment and acceptable risk tolerance levels. The Company protects its information by instituting a security process that identifies risks, forms a strategy to manage the risks, implements the strategy, tests the implementation, and monitors the environment to control the risks. Risk management practices should promote effective, safe, and sound IT operations that ensure the continuity of operations and the reliability and availability of data.

Director Compensation

During 2012, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Members of the Examining Committee were paid $100 per hour for Examining Committee meetings attended due to the additional time required. Directors also received an allowance for travel associated with their attendance at meetings of the Board of Directors and its committees and reimbursement of any expenses for director education conferences.

The following table presents a summary of all compensation earned by the Company’s directors for their service as such during the year ended December 31, 2012.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation (1)	Total
W. Stephen Aldridge, III	$1,900	—	—	$160	$2,060
Joe S. Brooks	4,200	—	—	978	5,178
Ronald T. Burleson	2,600	—	—	130	2,730
Bill C. Burnside	3,700	—	—	210	3,910
Charles F. Geschickter, III	1,700	—	—	90	1,790
Thomas M. Hearne, Jr.	3,600	—	—	180	3,780
Charles D. Horne	1,700	—	—	450	2,150
W. Kenneth Huntley	2,100	—	—	450	2,550
Joseph R. Kluttz, Jr.	3,300	—	—	170	3,470
Lee Roy Lookabill, Jr.	2,100	—	—	450	2,550
W. Chester Lowder	2,400	—	—	878	3,278
Barry S. Moose	1,600	—	—	80	1,680
Cynthia L. Mynatt	1,300	—	—	180	1,480
Timothy J. Propst	1,800	—	—	270	2,070
Susan J. Rourke	1,500	—	—	210	1,710
Donald P. Scarborough	2,400	—	—	540	2,940
S. Todd Swaringen	3,400	—	—	180	3,580
Edward B. Tyson	1,700	—	—	300	2,000

(1)	Consists of a travel allowance for attendance at Board of Directors and committee meetings and any reimbursement of expenses for director education conference(s).

Executive Officers

The following table contains information about the executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Position with the Company and/or Subsidiary and Prior Experience	Employed Since

Roger L. Dick (61)	President and Chief Executive Officer, Uwharrie Capital Corp	1983

Brendan P. Duffey (64)	Executive Vice President, Chief Operating Officer and Chief Risk Officer, Uwharrie Capital Corp; formerly, Vice President and General Manager, Global Knowledge Network, Inc., 1999 – 2004	2004

R. David Beaver, III (30)	Senior Vice President, Controller/Treasurer, Principal Financial Officer, Uwharrie Capital Corp	2005

Christy D. Stoner (48)	Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing, Uwharrie Capital Corp	1991

Jeffrey M. Talley (39)	President, Strategic Investment Advisors, Inc.	1997

W. D. “Bill” Lawhon, Jr. (61)	President and Chief Executive Officer, Bank of Stanly; formerly, Senior Vice President, First Citizens Bank, 1990 – 2002	2002

Dana A. Maness (43)	President, Anson Bank & Trust Co.; formerly, Assistant Vice President, BB&T, 2002-2005; formerly, Assistant Vice President, The Fidelity Bank 1995-2002	2005

Patricia K. Horton (61)	President and Chief Executive Officer, Cabarrus Bank & Trust Company; formerly, Senior Vice President, First Charter Bank, 1972 – 2004	2004

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to, received by or deferred by Roger L. Dick, Brendan P. Duffey, Robert O. Bratton, R. David Beaver, III, Christy D. Stoner, Jeffrey M. Talley, W.D. “Bill” Lawhon, Jr., Dana A. Maness, and Patricia K. Horton (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2012 and 2011. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers, commission-based compensation and certain perquisites. The following table summarizes the dollar amounts of each element of compensation and for incentive stock options, the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718 issued by the Financial Accounting Standards Board. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000 during the fiscal years ended December 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus		Option Awards	Non-Equity Incentive Plan Compensation(2)	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total

Roger L. Dick, President and Chief Executive Officer of the Company	2012 2011	$248,455 248,455	$	— —	— —	$50 —	$125,000 125,000	$24,828 23,777	$398,333 397,232

Brendan P. Duffey, Executive Vice President, Chief Operating Officer and Chief Risk Officer of the Company	2012 2011	226,685 226,685		— —	— —	— —	98,500 98,500	22,091 22,049	347,276 347,234

Robert O. Bratton, (4) Chief Financial Officer of the Company	2012 2011	111,240 111,240		— —	— —	450 —	— —	62,485 11,873	174,175 123,113

R. David Beaver, III Senior Vice President, Controller/Treasurer, and Principal Financial Officer of the Company	2012 2011	84,363 70,168		— 150	— —	475 —	— —	10,363 8,805	95,200 79,123

Christy D. Stoner, Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing of the Company	2012 2011	153,493 153,493		— —	— —	500 —	43,300 43,300	53,592 53,825	250,886 250,618

Jeffrey M. Talley, President, Strategic Investment Advisor Inc.	2012 2011	83,784 83,784		— —	— —	400 —	— —	153,223 136,798	237,407 220,582

W. D. “Bill” Lawhon, Jr., President and Chief Executive Officer, Bank of Stanly	2012 2011	139,337 139,337		— —	— —	475 —	— —	17,565 18,618	157,377 157,955

Dana A. Maness, President, Anson Bank & Trust Co.	2012 2011	98,209 98,209		— —	— —	475 —	— —	12,360 11,548	111,044 109,757

Patricia K. Horton President and Chief Executive Officer, Cabarrus Bank & Trust Company	2012 2011	131,007 131,007		— —	— —	400 —	— —	18,442 17,896	149,849 148,903

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s 401(k) Plan.
(2)	The Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees are eligible to receive a cash bonus equal to 5.0% of their quarterly salary, if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.
(3)	Includes 401(k) matching contributions and the dollar value of certain insurance premiums paid on behalf of the named officers for group term life and disability insurance. Also included are Company contributions allocated to each of the officers under the Company’s Employee Stock Ownership Plan and, to the extent applicable, payments made pursuant to commission or revenue sharing arrangements.
(4)	Mr. Bratton retired as the Company’s chief financial officer, effective December 31, 2012.

Stock Options and Incentives

At the 2006 annual meeting, the shareholders of the Company approved the Uwharrie Capital Corp 2006 Incentive Stock Option Plan. The 2006 Incentive Stock Option Plan provides for the issuance of up to 154,971 shares (as adjusted for stock dividends) of the Company’s common stock to officers and other full-time “key employees” of the Company and its subsidiaries upon the exercise of incentive stock options meeting the qualifications of Section 422 of the Internal Revenue Code.

The shareholders also approved the Uwharrie Capital Corp 2006 Employee Stock Purchase Plan at the 2006 annual meeting. The Employee Stock Purchase Plan provides for the grant of purchase options of up to 103,234 shares of the Company’s common stock upon the exercise of purchase options meeting the qualifications of Section 423 of the Internal Revenue Code.

No incentive stock options or purchase options were granted to the Named Executive Officers during 2012 and 2011.

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2012. All of the Company’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying all outstanding stock options and the exercise prices associated with each option grant has been adjusted for the effect of annual 3% stock dividends.

The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, all columns in the following table pertaining to restricted stock or long-term compensation have been omitted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexercisable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Roger L. Dick	—	—	—	$—	—

Brendan P. Duffey	80,133	—	—	5.348	May 19, 2014

Robert O. Bratton	—	—	—	—	—

R. David Beaver, III	—	—	—	—	—

Christy D. Stoner	—	—	—	—	—

Jeffrey M. Talley	—	—	—	—	—

Dana A. Maness	—	—	—	—	—

W. D. “Bill” Lawhon, Jr.	—	—	—	—	—

Patricia K. Horton	—	—	—	—	—

Employee Stock Ownership Plan

The Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective on January 1, 1999. Under the ESOP, all associates who were employed by the Company or any of its direct or indirect subsidiaries for at least 1,000 hours during a given plan year and who have attained the age of 18 are eligible to participate. All ESOP participants who were employed by the Company or any of its direct or indirect subsidiaries prior to January 1, 2007 are fully vested in their ESOP accounts. Participants who were hired on or after January 1, 2007 are subject to a three-year cliff vesting schedule with respect to their ESOP accounts. Pursuant to the ESOP, 658,529 dividend-adjusted shares are held in trust, with R. David Beaver, III, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey and Christy D. Stoner, serving as trustees.

Supplemental Executive Retirement Plan

The Company has implemented a non-qualified deferred compensation plan for certain executive officers. Certain of the plan benefits will accrue and vest during the period of employment, and can be paid in one lump sum payment or will be paid in fixed monthly benefit payments for up to ten years commencing with the officer’s retirement or separation from service under certain circumstances.

Effective December 31, 2008, this plan was amended and restated to comply with Section 409A of the Internal Revenue Code. The participants’ account liability balances were transferred into a trust fund, where investments can be participant-directed. The plan is structured as a defined contribution plan and the Company’s expected annual funding contribution for the participant has been calculated through the participant’s expected retirement date. Under terms of the agreement, the Company has reserved the absolute right, at its sole discretion, to either fund or refrain from funding the plan.

PENSION BENEFITS

Name	Plan Name	No. of Years of Credited Service	Accumulated Benefit	Payments During Last Fiscal Year

Roger L. Dick	Supplemental Executive Retirement Plan	29	$912,462	-0-

Brendan P. Duffey	Supplemental Executive Retirement Plan	8	675,618	-0-

Robert O. Bratton	—	—	-0-	-0-

R. David Beaver, III	—	—	-0-	-0-

Christy D. Stoner	Supplemental Executive Retirement Plan	21	305,456	-0-

Jeffrey M. Talley	—	—	-0-	-0-

Dana A. Maness	—	—	-0-	-0-

W. D. “Bill” Lawhon, Jr.	—	—	-0-	-0-

Patricia K. Horton	—	—	-0-	-0-

The Company has purchased life insurance policies on certain of its executive officers. The Company has entered into Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick and Christy D. Stoner. Under the terms of the Split-Dollar Agreements, the proceeds from each policy are divided between the Company and the executive’s designated beneficiary with the executive’s designated beneficiary receiving up to 85% of the difference between the total proceeds of the policy and the policy’s cash value. The Company has also provided a term life insurance policy on Brendan P. Duffey. As of December 31, 2012, the survivor’s benefit for the named beneficiaries of Mr. Dick, Mr. Duffey and Ms. Stoner under these life insurance policies was $2,196,602, $1,000,000 and $919,321 respectively.

Restrictions on Executive Compensation

The Company is a participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program. On December 23, 2008, the Company issued and sold to the Treasury shares of its preferred stock and a warrant to purchase common stock for an aggregate purchase price of $10.0 million in cash. In connection with the Treasury’s investment, the Company is required to place limitations on the compensation of its senior executive officers, applicable in certain situations. In that regard, each of Messrs. Dick, Duffey, Bratton and Talley and Ms. Stoner executed a waiver whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by federal law and waived any present or future claims against the Company for any changes to the executive’s regular, bonus or incentive compensation or benefit-related arrangements, agreements, or policies and any other changes required to be made by the Treasury. These officers have also entered into executive compensation modification agreements to ensure the Company’s compliance with the laws and regulations governing the Company’s participation in the TARP Capital Purchase Program. Furthermore, the American Recovery and Reinvestment Act of 2009 imposes additional restrictions on Mr. Dick as the Company’s most highly compensated employee. Specifically, the Company is prohibited from paying or accruing any bonus, retention award or incentive compensation to Mr. Dick during the time the Treasury holds its investment in the Company.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating and dollar limitations on amounts of certain loans. In addition, Regulation O prohibits any favorable treatment being extended to any director or executive officer in any of the banks’ lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: AMENDMENT TO ARTICLE IV, SECTION 2 OF THE BYLAWS

The Proposed Amendment

The Board of Directors of the Company has approved and adopted, and recommends that the shareholders approve and adopt, Proposal 2, which provides for the amendment of Article IV, Section 2 of the Bylaws of the Company to provide that the Board of Directors may consist of not fewer than twelve (12) nor more than twenty-one (21) members.

Reasons for the Amendment

The Company announced on March 15, 2013, that it intends to merge its three subsidiary banks, Bank of Stanly, Cabarrus Bank & Trust Company, and Anson Bank & Trust Co., into one single bank. The Board of Directors of the Company has historically drawn its membership from the boards of directors of its three subsidiary banks. With the consolidation of the three subsidiary banks into a single financial institution, it is anticipated that the number of directors comprising the Company’s Board of Directors may be reduced. Notwithstanding this anticipated reduction in the size of the Board of Directors, to the extent that the Company expands organically or by acquisition in the future, or if qualified nominees for director are otherwise identified, flexibility in the size of the Board of Directors would be desirable. The Board of Directors believes that the proposed amendment to the Bylaws will provide flexibility in connection with the annual nomination of directors and that this flexibility is in the best interests of the Company and its shareholders.

If the proposal is approved, Article IV, Section 2 of the Bylaws will be amended and restated as follows:

Section 2. Number and Qualifications. The number of directors constituting the Board of Directors shall be not less than twelve (12) nor more than twenty-one (21) as from time to time may be fixed or changed within said minimum and maximum by a majority of the full Board of Directors. Directors must be shareholders of the Corporation owning at the time of their initial election or appointment and during their tenure as a director, shares of the Corporation having a fair market value of at least $5,000. Such calculation of fair market value shall be made at the time of such person’s appointment or election and at the end of each fiscal year. At least three-fourths of the directors of the Corporation shall be residents of communities served by the Corporation and its subsidiaries. Otherwise, directors need not be residents of the State of North Carolina.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S BYLAWS.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (“ARRA”) was enacted on February 17, 2009. This law requires that any proxy statement for an annual meeting of the shareholders of any participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program include a separate proposal in its proxy statement for a non-binding shareholder vote on the compensation paid to its executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This “say on pay” proposal is required during the period in which any obligation arising as a result of participation under the TARP Capital Purchase Program remains outstanding. Accordingly, our Board of Directors has proposed the following resolution for shareholder consideration:

Resolved, that the compensation paid or provided to executive officers of Uwharrie Capital Corp (“the Company”) and its subsidiaries, and the Company’s and its subsidiaries’ executive compensation policies and practices, as described in the tabular and narrative compensation disclosures contained in the Company’s proxy statement for its 2013 Annual Meeting, are hereby ratified and approved.

As provided in ARRA, the vote by our shareholders will be a non-binding, advisory vote. The vote will not be binding on our Board of Directors or our Human Resources & Compensation Committee and will not overrule or affect any previous action or decision by the Board or Committee or any compensation previously paid or awarded, and it will not create or imply any additional duty on the part of the Board or Committee. However, the Board and the Human Resources & Compensation Committee will take the voting results on the proposed resolution into account when considering future executive compensation matters.

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPANY’S EXECUTIVE COMPENSATION POLICIES AND PRACTICES ARE ALIGNED WITH OUR SHAREHOLDERS’ INTERESTS AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE RESOLUTION REGARDING EXECUTIVE COMPENSATION.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Company’s independent accountants for 2013, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and the representative will have the opportunity to make a statement if he or she desires to do so.

Please see below for additional information regarding Audit Fees paid to Dixon Hughes Goodman LLP as well as the Report of the Examining Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2013.

AUDIT FEES

The Company has incurred or expects to incur the fees in connection with its annual audit and quarterly reviews of the Company’s consolidated financial statements.

The Company also engages Dixon Hughes Goodman LLP to provide other attestation and audit-related services. These fees were primarily related to a custody audit, compliance examinations, and audits of the Company’s benefit plans. All services rendered by Dixon Hughes Goodman LLP during 2012 and 2011 were subject to pre-approval by the Examining Committee.

The following table sets forth the fees paid to Dixon Hughes Goodman LLP in various categories in 2012 and 2011

Category	Amount Paid 2012	Amount Paid 2011

Audit Fees:	$174,787	$128,186
Audits of annual consolidated financial statements and reviews of interim financial statements
Audit-Related Fees:	65,000	62,239
Attestation services related to benefit plans and routine accounting consultations and SSAE 16 and Registered Investment Advisor exam procedures
Tax Fees:	29,913	19,000
Corporate tax compliance and tax-related advisory services
All Other Fees:	0	7,500

Total Fees Paid	$269,700	$216,925

REPORT OF THE EXAMINING COMMITTEE

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its oversight of the Company’s audit process in 2012, the Examining Committee reviewed and discussed the audited consolidated financial statements with management. The Examining Committee, prior to approving the consolidated financial statements for inclusion in the Company’s Form 10-K, also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters required to be discussed by the auditing standards as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Examining Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence and discussed such information with Dixon Hughes Goodman LLP.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as auditors for 2013.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes Goodman LLP. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

This report is submitted by the Examining Committee:

Bill C. Burnside – Chairman

W. Stephen Aldridge, III (also serves as Bank of Stanly representative)

Ronald T. Burleson

Thomas M. Hearne, Jr.

Joseph R. Kluttz, Jr.

Emmett S. Patterson (Anson Bank & Trust Co. representative)

James M. Monroe, Jr. (Cabarrus Bank & Trust Company representative)

S. Todd Swaringen

PROPOSAL 5: MOTION TO ADJOURN THE ANNUAL MEETING

IN ORDER TO SOLICIT ADDITIONAL PROXIES

Under North Carolina law, a shareholders’ meeting may be adjourned and reconvened one or more times to a later date for any reason. If the new time and place at which the meeting will be reconvened are announced at the meeting before the adjournment, no further notice of the reconvened meeting is required to be given unless the adjournment is for more than 120 days. Even if a quorum is not present, shareholders who are represented at a meeting may approve an adjournment of the meeting.

If a quorum is not present at the Annual Meeting, or if there are insufficient shares of common stock represented at the Annual Meeting, or being voted in favor of the proposal to amend the Bylaws of the Company, we may determine that it is necessary or desirable to adjourn the Annual Meeting until a later date and time in order to permit the solicitation of additional proxies. In that event, a proposal would be submitted for voting by the shareholders represented at the Annual Meeting to adjourn the meeting and reconvene it on a later date. If you vote for Proposal 5, you will authorize the proxies to vote your shares in favor of one or more adjournments of the Annual Meeting for up to not more than a total of 120 days in the event that management believes that an adjournment is necessary or desirable in order to obtain a quorum, to solicit additional proxies needed to vote on or approve the proposed amendment to the Bylaws of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE MANAGEMENT TO ADJOURN THE ANNUAL MEETING FOR UP TO 120 DAYS FOR ANY REASON.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2014 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than December 10, 2013, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2013 annual meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 22, 2014 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement, and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC, by logging on at http://www.cfpproxy.com/7510

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2012 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

Uwharrie Capital Corp

Human Resources and Compensation Committee Charter

Purpose

The Human Resources and Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”) to discharge the Board’s responsibilities relating to human resources and compensation of the Company’s directors and executive officers. The Committee has overall responsibility for establishing corporate goals and objectives relevant to determining director and executive officer compensation and for evaluating and approving or recommending for approval to the Board the director and officer compensation plans, policies and programs of the Company. In discharging its responsibilities, the Committee shall, on an annual basis: (i) review and report on the performance of the President and Chief Executive Officer (the “CEO”); (ii) review and recommend all elements and amounts of CEO compensation; (iii) review and recommend Board and committee compensation; (iv) approve compensation of other executive officers; and (v) review and recommend any management incentive compensation plans.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. The composition of the Committee’s membership shall reflect each of the Company’s primary market areas of Stanly County, Anson County and Cabarrus County. Each member of the Committee shall: (i) be “independent” as defined by applicable rules and regulations promulgated under the Securities Exchange Act of 1934; (ii) a “Non-Employee Director” as that term is defined under Rule 16b-3 promulgated by the Securities and Exchange Commission (the “SEC”) and any other applicable SEC regulation; (iii) an “Outside Director” as that term is defined for the purposes of Internal Revenue Code Section 162(m); and (iv) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Board members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain, as it deems appropriate and reasonably necessary, outside counsel or other experts or consultants at the Company’s sole expense. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall set corporate goals and objectives relevant to director and executive officer compensation. In setting these goals and objectives, the Committee should consider, at a minimum, the Company’s performance and relative stockholder return. The Committee shall annually review and evaluate the corporate goals and objectives and amend such goals in its discretion.

The Committee shall have the responsibility to review the performance of the CEO on an annual basis in light of the corporate goals and objectives. The Committee shall report its findings concerning the performance of the CEO to the Board, and shall make recommendations to the Board based on its findings.

The Committee shall have the responsibility to review all forms of compensation received by the CEO and the amounts thereof. The Committee shall also have the responsibility of recommending to the Board for approval any changes in form or amount of compensation received by the CEO.

The Committee shall have the responsibility of reviewing, and recommending for approval changes, if any, to, the compensation paid to Board members for their service on the Board and any committees thereof.

The Committee shall have the responsibility of approving the form and amount of compensation received by executive officers other than the CEO. The Committee may solicit and accept, reject or modify the recommendation of the CEO with respect to the compensation of other executive officers.

The Committee shall have the responsibility of reviewing any management incentive compensation plan, in effect or contemplated. The Committee shall also have the responsibility of recommending for approval the adoption of or any changes to any management incentive compensation plan. The Committee shall also be responsible for administering any incentive stock option plan adopted by the Company and approved by its shareholders. In reviewing incentive arrangements, the Committee shall consider any risk posed by such arrangements, and whether the incentive plans encourage participants to focus on proper goals and objectives.

In determining appropriate levels of compensation, whether for officers, directors, or other employees, the Committee should evaluate whether applicable compensation, benefit, and/or incentive plans (i) promote acceptable levels of risk, (ii) encourage appropriate levels of long-term value creation, and (iii) avoid the promotion of unnecessary and excessive risk taking.

So long as the Company is a participant in the U.S. Department of the Treasury’s TARP Capital Purchase Program, the Committee shall carry out such responsibilities and evaluations, including any applicable certification requirements, as may be required under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and any amendments or rules pursuant thereto.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board. The Committee shall periodically review and update this Charter, as necessary, to ensure appropriate corporate governance.

Exhibit B

Uwharrie Capital Corp

Nominating Committee Charter

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed by the Chairman of the Board, subject to Board approval. Committee members may be removed by the Board. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other associates of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and by (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article IV of the Company’s bylaws. The Committee shall have the power to apply the standards imposed by all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

Exhibit C

Uwharrie Capital Corp

Examining Committee Charter

Organization

There shall be a committee of the Board of Directors to be known as the Examining Committee. The Examining Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The Company shall strive to have all its Examining Committee members meet the requirements for independence set forth in the NASDAQ listing rules. Members of the Examining Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Examining Committee and at least one member shall have accounting, related financial management expertise, or other comparable experience or background that results in the individual’s financial sophistication.

Statement of Policy

The Examining Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other operating controls of the Company. In so doing, it is the responsibility of the Examining Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, the financial management and other employees of the Company.

Responsibilities

In carrying out its responsibilities, the Examining Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of the Company are of high quality and are in accordance with all requirements.

In carrying out these responsibilities, the Examining Committee will:

•

Select, evaluate, and where appropriate, replace the independent auditors to audit the financial statements of the Company and its subsidiaries. In doing so, obtain the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Examination Committee concerning independence, and discuss with the auditors the auditors’ independence. The independent auditors are to be accountable to the Board of Directors and the Examining Committee, as representatives of the shareholders.

•	Review the scope of the audit and the audit procedures utilized.

•

Review with the independent auditors, the internal auditor and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•

Provide sufficient opportunity for the independent auditors to meet with the members of the Examining Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Be available to the independent auditors during the year for consultation purposes.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

•

Review with management and the independent accountants the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders. Following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-K. The year-end review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in, preparing the financial disclosure. With respect to the independent accountants’ reviews of quarterly reports on Form 10-Q, communication from the independent accountants may be received on behalf of the Examining Committee by the Committee Chair, who will report thereon to the full Examining Committee at its next meeting.

•

Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•

Receive reports or summaries of findings from completed internal audits, together with management responses, and monitor progress of the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Prepare the reports required by the laws, rules, and regulations of the applicable regulatory authorities to be included in the Company’s annual proxy statement.

•	Submit the minutes of all meetings of the Examining Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

While the Examining Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Examining Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Examining Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

REVOCABLE PROXY UWHARRIE CAPITAL CORP

Annual Meeting Materials are available at:

http://www.cfpproxy.com/7510

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

To Vote by Telephone: Call 1-877-704-2033 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 14, 2013.

To Vote by Internet: Go to http://www.rtcoproxy.com/uwhr prior to 3 a.m., May 14, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

The shareholders of Uwharrie Capital Corp are invited to attend a dinner preceding the business meeting of the 2013 Annual Meeting of Shareholders to be held Tuesday, May 14, 2013, at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina. Dinner will begin at 4:30 p.m., and the business meeting will begin at 6:00 p.m.

Please complete the enclosed DINNER RESERVATION POSTCARD and mail to Uwharrie Capital Corp

Mark here if you plan to attend the meeting and dinner.	☐
# Attending	☐
Mark here for address change.

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS:	For	With- hold	For All Except
	Election of three (3) Directors for three (3) year terms or until their successors are duly elected and qualified.	☐	☐	☐

Nominees for Three-Year Terms:
(01) Charles D. Horne (02) Cynthia L. Mynatt
(03) S. Todd Swaringen

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

2.	AMENDMENT OF BYLAWS: To obtain shareholder approval for a proposed amendment to Article IV, Section 2 of the Company’s Bylaws.	For	Against	Abstain
		☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above Co-holder (if any) sign above

3.	ADVISORY VOTE ON EXECUTIVE	For	Against	Abstain
	COMPENSATION: To vote on a non-binding, advisory resolution to ratify and approve compensation paid or provided to our executive officers and our executive compensation policies and practices.	☐	☐	☐

4.	RATIFICATION OF APPOINTMENT OF	For	Against	Abstain
	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.	☐	☐	☐

5.	MOTION TO ADJOURN THE ANNUAL	For	Against	Abstain
	MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES: To approve the adjourment of the annual meeting, if necessary, to solicit additional proxies.	☐	☐	☐

6.	OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on this proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

IMPORTANT: To ensure your shares are represented and that a quorum is present at the Annual Meeting, please date, sign and return your appointment of proxy in the envelope provided whether or not you plan to attend the meeting.

SHAREHOLDER CONTROL NUMBER
Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

UWHARRIE CAPITAL CORP – ANNUAL MEETING – MAY 14, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/7510

You can vote in one of three ways:

1.	Call toll free 1-877-704-2033 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/uwhr and follow the instructions.

You can go to the Internet website http://www.rtcoproxy.com/uwhr. When you are prompted for your “control number,” enter the number printed on the reverse side of this proxy card, and then follow the instructions you will be given. You do not need to sign and return this proxy card when you vote by Internet. When you vote by Internet, you will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned this proxy card. The authority you will be giving the Proxies is described in this proxy card and in our proxy statement for the Annual Meeting.

You should note that you may vote by the Internet until 3:00 a.m. on May 14, 2013, which is the day of the Annual Meeting.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

REVOCABLE PROXY

UWHARRIE CAPITAL CORP

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2013

6:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 8, 2013, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, 6:00 p.m. on May 14, 2013, and at any adjournments thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE COMPLETE THE ENCLOSED DINNER RESERVATION POSTCARD

AND MAIL TO UWHARRIE CAPITAL CORP

7510

EMPLOYEES’ STOCK OWNERSHIP PLAN AND TRUST UWHARRIE CAPITAL CORP PARTICIPANT VOTE

Annual Meeting Materials are available at:

http://www.cfpproxy.com/7510

APPOINTMENT OF PROXY

SOLICITED BY THE ESOP TRUSTEES

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

To Vote by Telephone: Call 1-877-704-2033 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 14, 2013.

To Vote by Internet: Go to http://www.rtcoproxy.com/uwhr prior to 3 a.m., May 14, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

The shareholders of Uwharrie Capital Corp are invited to attend a dinner preceding the business meeting of the 2013 Annual Meeting of Shareholders to be held Tuesday, May 14, 2013, at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina. Dinner will begin at 4:30 p.m., and the business meeting will begin at 6:00 p.m.

Please complete the enclosed DINNER RESERVATION POSTCARD and mail to Uwharrie Capital Corp

Mark here if you plan to attend the meeting and dinner. # Attending Mark here for address change.	☐ ☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	ELECTION OF DIRECTORS:	☐	☐	☐
Election of three (3) Directors for three (3) year terms or until their successors are duly elected and qualified.

Nominees for Three-Year Terms:
(01) Charles D. Horne (02) Cynthia L. Mynatt (03) S. Todd Swaringen

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

		For	Against	Abstain
2.	AMENDMENT OF BYLAWS: To obtain shareholder approval for a proposed amendment to Article IV, Section 2 of the Company’s Bylaws.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date
ESOP Participant Signature

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION: To vote on a non-binding, advisory resolution to ratify and approve compensation paid or provided to our executive officers and our executive compensation policies and practices.	For ☐	Against ☐	Abstain ☐

4.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.	For ☐	Against ☐	Abstain ☐

5.	MOTION TO ADJOURN THE ANNUAL MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES: To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies.	For ☐	Against ☐	Abstain ☐

6.	OTHER BUSINESS: The Trustees are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

I, the ESOP Participant, direct that my ESOP shares represented by this appointment of proxy be voted by the ESOP Trustees as instructed on this proxy. In the absence of any instruction, those shares may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the ESOP Trustees are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

IMPORTANT: To ensure your shares are voted by the ESOP Trustees, in accordance with your direction, and that a quorum is present at the Annual Meeting, please date, sign and return your appointment of proxy in the envelope provided.

SHAREHOLDER CONTROL NUMBER

UWHARRIE CAPITAL CORP – ANNUAL MEETING – MAY 14, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/7510

You can vote in one of three ways:

1.	Call toll free 1-877-704-2033 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/uwhr and follow the instructions.

You can go to the Internet website http://www.rtcoproxy.com/uwhr. When you are prompted for your “control number,” enter the number printed on the reverse side of this proxy card, and then follow the instructions you will be given. You do not need to sign and return this proxy card when you vote by Internet. When you vote by Internet, you will be appointing the ESOP Trustees to vote your shares on the same terms and with the same authority as if you marked, signed and returned this proxy card. The authority you will be giving the ESOP Trustees is described in this proxy card and in our proxy statement for the Annual Meeting.

You should note that you may vote by the Internet until 3:00 a.m. on May 14, 2013, which is the day of the Annual Meeting.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

REVOCABLE PROXY

UWHARRIE CAPITAL CORP

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2013

6:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE ESOP TRUSTEES

The undersigned hereby directs R. David Beaver, III, Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, J. Michael Massey and Christy D. Stoner, as the Trustees (“the ESOP Trustees”) for the Uwharrie Capital Corp Employees’ Stock Ownership Plan and Trust, to vote my ESOP shares of Uwharrie Capital Corp (the “Company”) common stock, held of record on March 8, 2013, as I have indicated on the proposals of business at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center 26032 Newt Road, Albemarle, North Carolina, 6:00 p.m. on May 14, 2013, and at any adjournments thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

PLEASE COMPLETE THE ENCLOSED DINNER RESERVATION POSTCARD

AND MAIL TO UWHARRIE CAPITAL CORP

7510